UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 28, 2007

Einstein Noah Restaurant Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27148	13-3690261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Zang Street, Suite 300
Lakewood, Colorado  80228
(Address of Principal Executive Offices, Including Zip Code)

(303) 568-8000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 28, 2007, Einstein Noah Restaurant Group, Inc. (the “Company”) entered into an amended and restated senior secured credit facility in the aggregate principal amount of $110,000,000, comprised of (i) a $90,000,000 term loan facility (the “Term Loan”) and a $20,000,000 revolving credit facility (the “Revolving Facility” and, collectively with the Term Loan, the “Restated Credit Facility”) with Wells Fargo Foothill, Inc. as administrative agent (the “Administrative Agent”) and the other lenders party thereto.  The Revolving Facility is available, subject to certain conditions, to finance the Company’s ongoing working capital, capital expenditure and general corporate needs and is also available for letters of credit.

Borrowings under the Restated Credit Facility bear interest at a rate equal to an applicable margin plus, at the Company’s option, either a variable base rate or a Eurodollar rate.  The applicable margin for LIBOR loans ranges from 1.75% to 2.25% and for base rate loans ranges from 0.75% to 1.25%, depending on the level of the Company’s consolidated leverage ratio (as defined in the Restated Credit Facility).  Upon the occurrence of a payment event of default which is continuing, all amounts due under the Restated Credit Facility will bear interest at 2.0% above the interest rate otherwise applicable.

The Restated Credit Facility matures on June 28, 2012 (the “Maturity Date”).  The Term Loan must be repaid in equal consecutive quarterly installments of $225,000, commencing on September 30, 2007, and continuing thereafter on the last day of each fiscal quarter of the Company, with any remaining amounts due and payable on the Maturity Date.  The Term Loan also requires mandatory prepayments of:

•                  50% of excess cash flow (as defined in the Restated Credit Facility) subject to the ability to retain at least $5,000,000 in cash and cash equivalents;

•                  100% of net cash proceeds of asset sales by the Company above a threshold and subject to the ability to reinvest under certain circumstances;

•                  100% of net cash proceeds of any debt issued by the Company, subject to certain exceptions; and

•                  50% of the net cash proceeds of any equity issued by the Company, subject to certain exceptions.

The Restated Credit Facility contains a number of negative covenants that will limit the Company from taking certain actions, including issuing debt, paying dividends and making investments.  In addition, the Company is required to maintain:

•                  a minimum consolidated fixed charge coverage ratio; and

•                  a maximum consolidated leverage ratio of 2.75x.

The Restated Credit Facility contains a limitation on annual capital expenditures, but allows for the greater of either (i) unused capital expenditure amounts to be used in the immediately following fiscal year up to a mutually agreed-upon amount or (ii) the capital expenditure limitation to be incrementally increased for the immediately following fiscal year by up to 25% of the current fiscal year excess cash flow.

The Restated Credit Facility contains customary events of default.

In addition, the Restated Credit Facility provides for an incremental term loan in an aggregate principal amount of up to $57.0 million (the “Incremental Term Loan”) to be used by the Company, if needed, solely for the purpose of redeeming the zero coupon Series Z preferred stock due in June 2009.  If the Company chooses to draw down the Incremental Term Loan, the outstanding amount of the Incremental Term Loan must be repaid in equal quarterly installments, each of which shall be in an amount equal to 0.25% of the original principal amount of the Incremental Term Loan,  commencing on the last day of the quarter in which the draw down occurs and continuing thereafter on the last day of each fiscal quarter of the Company, with any remaining amounts due and payable on the Maturity Date.  Borrowings under the Incremental Term Loan, if any, will bear interest at the same rate schedule as other borrowings under the Restated Credit Facility.  Availability of the Incremental Term Loan is subject to customary borrowing conditions, including absence of any default or material adverse change, and to a requirement of advanced successful syndication of the Incremental Term Loan.

We may prepay amounts outstanding under the Restated Credit Facility and may terminate commitments in whole at any time without penalty or premium upon prior written notice.

On June 28, 2007, Einstein Noah had a total of $90,000,000 outstanding under the Term Loan which was comprised of the following:

(i)             $78,100,000 in principal amount outstanding under the First Lien Credit Agreement dated January 26, 2006, among the Company, Bear, Stearns & Co. Inc. (“Bear Stearns”), as sole lead arranger, the Administrative Agent and the other lenders from time to time parties thereto (the “First Lien Credit Facility”), which First Lien Credit Facility was amended and restated pursuant to the terms of the Restated Credit Facility;

(ii)          approximately $11,200,000 used to repay principal and interest outstanding under the Subordinated Credit Agreement dated January 26, 2006, by and among the Company, Greenlight Capital, L.P., Greenlight Capital Qualified, L.P. and any other lenders from time to time parties thereto (the “Subordinated Note”);and

(iii)       the remainder used to pay a portion of the fees and expenses associated with the Restated Credit Facility.

In addition, on June 28, 2007, Einstein Noah used approximately $783,000 of its cash on hand to pay (i) interest and fees accrued under the First Lien Credit Facility and (ii) the fees and expenses required to be paid at closing associated with the Restated Credit Facility.

On June 28, 2007, as a condition to the effectiveness of the Restated Credit Facility, the Company and its material subsidiaries entered into an amended and restated guarantee and collateral agreement with the Administrative Agent for the Restated Credit Facility (the “Restated Guarantee”).  The Restated Guarantee is secured by a first priority security interest in all the assets of the Company and its material subsidiaries, including a pledge of 100% of the Company’s interest in all shares of capital stock (or other ownership or equity interests) of each material subsidiary.

The summaries of the terms of the Restated Credit Facility and the Restated Guarantee are qualified in their entirety by reference to the full text of the Restated Credit Facility and the

Restated Guarantee, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 1.02  Termination of a Material Definitive Agreement.

In connection with its entry into the Restated Credit Facility, on June 13, 2007, the Company repaid in full all amounts outstanding, including principal together with capitalized and accrued interest, under the Subordinated Note.  An aggregate amount of approximately $11,200,000 in principal and interest was outstanding under the Subordinated Note at the time of repayment.  In connection with the repayment, the Guarantee Agreement dated February 28, 2006, made by certain subsidiaries of the Company and in favor of Greenlight Capital, L.P. and Greenlight Capital Qualified, L.P. was terminated.  Greenlight Capital, L.L.C. and its affiliates are affiliates of the lenders under the Subordinated Note and beneficially own approximately 68.4% of the Company’s common stock on a fully diluted basis.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

As described in further detail under Item 1.01 above, on June 28, 2007, the Company entered into the Restated Credit Facility with the Administrative Agent and the other lenders party thereto, and the Company and its material subsidiaries entered into the Restated Guarantee with the Administrative Agent.  Copies of the Restated Credit Agreement and the Restated Guarantee are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1

Amended and Restated Credit Agreement dated June 28, 2007, among Einstein Noah Restaurant Group, Inc., Wells Fargo Foothill, Inc., as administrative agent and the other lenders from time to time parties thereto.

10.2	Amended and Restated Guarantee and Collateral Agreement dated June 28, 2007, made by the Company and certain of its subsidiaries in favor of Wells Fargo Foothill, Inc. as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EINSTEIN NOAH RESTAURANT GROUP, INC.

Dated: July 5, 2007	By:	/s/ Richard P. Dutkiewicz
Richard P. Dutkiewicz
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1

Amended and Restated Credit Agreement dated June 28, 2007, among Einstein Noah Restaurant Group, Inc., Wells Fargo Foothill, Inc., as administrative agent and the other lenders from time to time parties thereto.

10.2	Amended and Restated Guarantee and Collateral Agreement dated June 28, 2007, made by the Company and certain of its subsidiaries in favor of Wells Fargo Foothill, Inc. as administrative agent.